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AT&T Ramps Revenue Growth, Delivers
Strong First-Quarter Results

Growth Highlighted by Gains in Wireless,
Broadband and Enterprise Services

▪	$0.57 reported earnings per diluted share, up 26.7 percent versus $0.45 in the year-earlier first quarter

▪	$0.74 adjusted earnings per diluted share, up 13.8 percent from $0.65 in the first quarter of 2007

▪
$30.7 billion in consolidated revenues, up 6.1 percent versus reported results for the year-earlier first quarter and up 4.6 percent versus first-quarter 2007 revenues adjusted for directory accounting impacts

▪	18.3 percent increase in wireless revenues; wireless data revenues from areas such as Internet access, messaging and media bundles up 57.3 percent

▪	41.7 percent wireless OIBDA service margin, up from an adjusted 38.9 percent in the year-earlier first quarter

▪	13.2 percent growth in broadband revenues; 491,000 net gain in broadband connections in the quarter to reach 14.6 million in service

▪
Further step up in enterprise customer growth, with total enterprise revenues up 1.2 percent and enterprise service revenues up 2.1 percent, led by a 22.9 percent increase in revenues from Internet Protocol (IP)-based data services

▪
Continued ramp in AT&T U-verseSM TV subscriber totals, with a first-quarter net gain of 148,000 to reach 379,000 in service; on track to reach target of more than 1 million subscribers by year-end 2008

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Tuesday, April 22, 2008, at www.att.com/investor.relations.

SAN ANTONIO, April 22, 2008 — AT&T Inc. (NYSE:T) today reported strong first-quarter results, highlighted by a significant ramp in consolidated revenue growth, led by improved results in wireless and enterprise, and further expansion of wireless and consolidated margins. This marked AT&T’s 12th consecutive quarter of double-digit growth in adjusted earnings per share.

“We delivered an excellent first quarter and a solid start to the year,” said Randall Stephenson, AT&T chairman and chief executive officer. “Revenue growth continues to ramp, we have good momentum across key growth areas, major cost initiatives are on track, and our operational results reinforce the confidence we have in our outlook.

“AT&T’s goal is to innovate and lead in a communications world driven by mobility and interactivity,” Stephenson said. “To that end, as we deliver strong earnings and return substantial value to shareowners, we are also taking important steps to expand our networks and product sets to drive continued growth in wireless, broadband and IP-based services.

“AT&T is moving quickly to create the next generation of wireless,” Stephenson said. “The future of wireless has never been more promising, and I am very pleased that through our transaction with Aloha Partners and our successful bids in the recently completed auction, we have assembled the industry’s premier, high-quality wireless spectrum position. This spectrum will provide a terrific foundation for new wireless and integrated services, and it significantly advances AT&T’s long-term growth potential.”

Reported Results: Ramp in Revenue Growth, Net Income Growth

For the quarter ended March 31, 2008, AT&T’s revenues totaled $30.7 billion, up 6.1 percent versus reported results in the year-earlier quarter and up 4.6 percent compared with first-quarter 2007 pro forma revenues, which exclude merger-related accounting impacts on directory revenues. This marks a substantial step up from year-over-year pro forma revenue growth of 2.9 percent in the fourth quarter of 2007 and 1.7 percent in the first quarter of 2007.

Compared with results for the year-earlier first quarter, AT&T’s reported operating expenses for the first quarter of 2008 were $24.8 billion, up from $24.3 billion; reported operating income was $6.0 billion, up from $4.7 billion; and AT&T's reported operating income margin was 19.5 percent, up from 16.1 percent.

AT&T's reported first-quarter 2008 net income totaled $3.5 billion, up 21.5 percent from $2.8 billion in the year-earlier first quarter, and reported earnings per diluted share totaled $0.57, up 26.7 percent from $0.45 in the first quarter of 2007.

Double-Digit Growth in Adjusted EPS

AT&T's adjusted results for the first quarter of 2008 exclude merger-related amortization expenses and costs associated with a workforce reduction. Adjusted results for the first quarter of 2007 excluded merger-related costs and accounting effects as well as gains from wireless transactions.

Compared with results for the year-earlier first quarter, AT&T's adjusted operating expenses for the first quarter of 2008 totaled $23.2 billion, versus $22.4 billion; adjusted operating income was $7.6 billion, up from $7.0 billion; and AT&T’s adjusted operating income margin was 24.6 percent, up from 23.7 percent.

AT&T's adjusted first-quarter 2008 net income totaled $4.5 billion, up 10.3 percent from $4.1 billion in the year-earlier first quarter, and adjusted earnings per diluted share totaled $0.74, up 13.8 percent from $0.65 in the first quarter of 2007.

AT&T's merger integration and operational cost initiatives continue on schedule. For the full year 2007, operating expense savings from BellSouth and AT&T Corp. merger integration efforts and previously outlined operational initiatives totaled approximately $3.9 billion. AT&T expects these expense savings to grow in 2008 by more than $2 billion dollars.

Cash From Operations, Share Repurchases

Compared with results in the year-earlier first quarter, AT&T's cash from operating activities for the first quarter of 2008 totaled $5.0 billion, up from $4.6 billion; capital expenditures totaled $4.2 billion, versus $3.3 billion; and free cash flow (cash from operations minus capital expenditures) totaled $0.7 billion, compared with $1.3 billion.

As it invests in the future of its business, AT&T continues to return substantial value to shareowners through dividends and share repurchases. In the first quarter, dividends paid totaled $2.4 billion and shares repurchased totaled 111.6 million for $4.1 billion. AT&T ended the quarter with 5.9 billion shares outstanding.

First-Quarter Operational Highlights

Wireless

AT&T delivered strong wireless growth in the first quarter, reflecting the company's high-quality network, innovative services, attractive handset selection, extensive sales reach and continued improvements in operations. First-quarter 2008 results included:

▪
Accelerated Wireless Revenue Growth. Total wireless revenues increased 18.3 percent versus the year-earlier first quarter to $11.8 billion. Wireless service revenues, which exclude handset and accessory sales, grew 17.1 percent to $10.6 billion. Revenue growth was driven by strong subscriber gains and continued improvement in ARPU (average monthly revenues per subscriber). AT&T has now posted seven consecutive quarters of year-over-year growth in wireless service ARPU, which was $50.18 in the first quarter, up 2.0 percent versus the year-earlier first quarter. Retail postpaid subscriber ARPU growth was even stronger, up approximately 5 percent.

▪
Robust Growth in Wireless Data Services. Wireless data revenues grew 57.3 percent versus results in the year-earlier first quarter to $2.3 billion, reflecting robust increases in Internet access, e-mail, messaging, data access and media bundles. Data now represents 21.5 percent of AT&T’s total wireless service revenues, up from 16.0 percent in the first quarter of 2007 and 10.9 percent in the first quarter of 2006. During the first quarter, AT&T’s wireless customers sent more than 620 million multimedia messages and 44 billion text messages, both volumes more than double totals in the year-earlier first quarter.

▪
Improved Wireless Subscriber Gains. AT&T’s first-quarter net gain in wireless subscribers totaled 1.3 million, up 104,000, or 8.7 percent, versus net adds in the year-earlier first quarter. AT&T ended the quarter with 71.4 million subscribers in service. Total net adds in the first quarter were reduced by approximately 330,000 because of the shutdown of AT&T’s TDMA wireless network in late February. Retail postpaid net adds totaled 705,000 in the first quarter, up 3.7 percent versus net adds in the year-earlier first quarter.

▪
Strong Gross Adds. AT&T continued its strong record of wireless subscriber flow share with 5.0 million first-quarter gross subscriber additions, up from 4.3 million in the year-earlier first quarter. Total average monthly subscriber churn, which includes postpaid, prepaid and reseller subscribers, was 1.7 percent, flat with the year-earlier first quarter and with the fourth quarter of 2007. Retail postpaid churn was 1.2 percent, down from 1.3 percent in the year-earlier first quarter and flat with the fourth quarter of 2007.

▪
Strong Wireless Operating Income Growth. On a reported basis, AT&T's first-quarter wireless operating expenses totaled $8.9 billion, and operating income was $3.0 billion, up 94.1 percent from $1.5 billion in the first quarter of 2007. On an adjusted basis, wireless operating expenses, which exclude merger-related costs, totaled $8.3 billion, and operating income was $3.5 billion, up 38.5 percent from $2.5 billion in the first quarter of 2007.

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Wireless Margin Expansion. AT&T's reported wireless operating income margin was 25.0 percent, up from 15.2 percent in the year-earlier first quarter, and its adjusted wireless operating income margin was 29.8 percent, up from 25.5 percent in the year-earlier first quarter. AT&T's first-quarter wireless OIBDA service margin was 41.7 percent, the highest ever achieved by the company’s wireless segment, up from an unadjusted 37.5 percent and an adjusted 38.9 percent in the year-earlier first quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline

AT&T's first-quarter wireline results were highlighted by further improvement in enterprise revenue growth, a solid double-digit increase in broadband revenues and a continued strong ramp in AT&T U-verse TV subscribers. Results included:

▪
Further Step Up in Enterprise Growth. Driven by solid demand and a strong record of contract wins, AT&T delivered further improvement in enterprise revenue growth in the first quarter, led by a 22.9 percent increase in enterprise IP data revenues, including areas such as virtual private networks, managed Internet services and hosting. Total enterprise revenues continued their ramp and were up 1.2 percent versus results for the first quarter of 2007. This compares with year-over-year pro forma declines of 2.0 percent in the fourth quarter of 2007 and 3.9 percent in the first quarter of 2007. Enterprise service revenues, which exclude effects from acquisitions and CPE sales, grew 2.1 percent, following a 1.5 percent increase in the preceding quarter and a decline of 3.0 percent in the first quarter of 2007. AT&T is the premier provider for enterprise customers, delivering networking services and solutions to multinational corporations, U.S. governmental agencies and regionally based domestic companies.

▪
Continued Solid Regional Business Growth. AT&T’s total regional business revenues increased 2.6 percent in the first quarter to $3.2 billion, with continued growth in both voice and data services. Regional business service revenues, which exclude CPE sales, grew 3.4 percent. Regional business data revenues, which make up 30.5 percent of the category, grew 6.3 percent, led by strong growth in Ethernet services and 15.2 percent growth in IP data services, including gains in broadband, managed Internet and VPN services. Regional business revenues from small and midsize firms increased approximately 5 percent.

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Double-Digit Broadband Growth. AT&T's broadband revenues grew 13.2 percent in the first quarter to $1.4 billion. Total high speed Internet connections, which include DSL, U-verse enabled AT&T High Speed Internet and satellite broadband services, increased by 491,000, and AT&T ended the quarter with 14.6 million consumer and business high speed Internet connections, up 1.8 million, or 13.9 percent, over the past year.

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Accelerated Ramp in AT&T U-verse TV Services. Growth in AT&T U-verse TV service, the company's next-generation IP-based video service, continued its strong ramp during the first quarter, achieving a net subscriber gain of 148,000 to reach 379,000 in service. AT&T expects a further ramp in the quarters ahead and is on track to reach its target of more than 1 million subscribers by the end of 2008. Total video connections, which include AT&T U-verse service and bundled satellite television service, increased by 264,000 in the quarter to reach 2.6 million.

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Stable Regional Consumer Trends. First-quarter regional consumer results continued trends of recent quarters, with improved growth in broadband and Advanced TV services offsetting traditional voice access line pressures, resulting in stable revenues. Regional consumer revenues totaled $5.5 billion, down 0.4 percent versus results for the year-earlier first quarter. Regional consumer revenue connections (retail voice, high speed Internet and video) totaled 49.3 million at the end of the quarter. This compares with 49.3 million at the end of the first quarter of 2007 and 49.4 million at the end of the fourth quarter of 2007. Gains in broadband and TV connections over the past year totaled 2.6 million, and consumer IP data revenues, which include revenues from broadband and AT&T U-verse services, increased 18.5 percent versus results for the year-earlier quarter.

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Stable Wireline Expense Trends. On a reported basis, wireline operating expenses totaled $14.8 billion in the first quarter of 2008, versus $15.1 billion for the year-earlier first quarter.  On an adjusted basis, wireline operating expenses totaled $14.4 billion, unchanged from the year-earlier first quarter.

Additional Background on Adjusted and Pro Forma Results

AT&T's adjusted earnings for the first quarter of 2008 exclude: (1) noncash, pretax amortization costs related to acquisitions totaling $1.2 billion, or $0.13 per diluted share, and (2) a charge of $374 million, or $0.04 per diluted share, associated with a workforce reduction previously disclosed in a Form 8-K filing. Adjusted results for the first quarter of 2007 excluded: (1) pretax merger-related integration costs totaling $245 million, or $0.02 per diluted share; (2) noncash, pretax merger-related costs totaling $1.8 billion, or $0.18 per diluted share; (3) a merger-related directory accounting impact of $301 million, or $0.03 per diluted share; and (4) a gain of $409 million, or $0.04 per share, from wireless transactions.

Advertising & Publishing results for 2007 were affected by accounting adjustments following AT&T’s late 2006 acquisition of BellSouth. In accordance with purchase accounting rules, deferred revenues and expenses for all BellSouth directories delivered prior to the close of the merger were eliminated from 2007 consolidated results. This elimination of amortizations reduced first-quarter 2007 consolidated revenues by $409 million and consolidated operating expenses by $108 million.

AT&T manages its print directory business using amortized results. As a result, 2007 amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, both consolidated and segment results reflect amortization accounting.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow yield is defined as cash from continuing operations less capital expenditures as a percentage of market capitalization computed on the last trading day of the quarter. Market capitalization is computed by multiplying the end of period stock price by the end of period shares outstanding. We believe these metrics provide useful information to our investors because management monthly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.